Exhibit 99.1

Cingulate Announces Exercise of Warrants for $1.86 Million Gross Proceeds

Kansas City, Kan., June 28, 2024 — Cingulate Inc. (the “Company”) (NASDAQ: CING), a biopharmaceutical company utilizing its proprietary Precision Timed Release™ (PTR™) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, today announced the entry into definitive agreements for the immediate exercise of certain outstanding Series A warrants to purchase up to an aggregate of 2,125,000 shares of common stock of the Company and Series B warrants to purchase up to an aggregate of 1,062,500 shares of common stock of the Company originally issued in February 2023, having an exercise price of $2.00 per share, at a reduced exercise price of $0.585 per share. The shares of common stock issuable upon exercise of the warrants are registered pursuant to an effective registration statement on Form S-1 (No. 333-276502). The offering is expected to close on or about July 1, 2024, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

In consideration for the immediate exercise of the warrants for cash, the Company will issue new unregistered Series C warrants to purchase up to 4,250,000 shares of common stock and new unregistered Series D warrants to purchase up to 2,125,000 shares of common stock. The new warrants will have an exercise price of $0.585 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the new warrants. The Series C warrants will expire five years from the effective date of stockholder approval, and the Series D warrants will expire two years from the effective date of stockholder approval.

The gross proceeds to the Company from the exercise of the warrants are expected to be approximately $1,860,000, prior to deducting placement agent fees and estimated offering expenses. The Company intends to use the net proceeds from the offering for continued research and development and commercialization activities of CTx-1301, and for working capital, capital expenditures and general corporate purposes.

The new warrants described above were offered in a private placement pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and, along with the shares of common stock issuable upon their exercise, have not been registered under the 1933 Act, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable upon exercise of the new warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cingulate®

Cingulate is a clinical-stage biopharmaceutical company utilizing its proprietary Precision Timed Release™ (PTR™) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, designed to improve the lives of patients suffering from frequently diagnosed conditions characterized by burdensome daily dosing regimens and suboptimal treatment outcomes. With an initial focus on the treatment of Attention Deficit/Hyperactivity Disorder (ADHD), Cingulate is identifying and evaluating additional therapeutic areas where PTR technology may be employed to develop future product candidates, including to treat anxiety disorders. Cingulate is headquartered in Kansas City, KS.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives with respect to the completion of the offering, the satisfaction of customary closing conditions related to the offering, the expected gross proceeds from the offering, the intended use of proceeds from the offering, product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities, market and other conditions and other statements that are predictive in nature. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “continue,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on April 1, 2024. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Investor Relations

Thomas Dalton

Vice President, Investor & Public Relations, Cingulate

tdalton@cingulate.com

(913) 942-2301

Matt Kreps

Darrow Associates

mkreps@darrowir.com

(214) 597-8200